ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                          SINCLAIR COMMUNICATIONS, INC.


                                       AND



                             MAX TELEVISION COMPANY
                            MAX MEDIA PROPERTIES LLC
                                       AND
                           MAX MEDIA PROPERTIES II LLC

                               TABLE OF CONTENTS


1. DEFINITIONS.................................................................3

2. SALE OF ASSETS/EXCLUDED ASSETS..............................................3
     2.1. Sale of Assets.......................................................3
     2.2. RESERVED.............................................................3

3. PURCHASE PRICE..............................................................4
     3.1. Payment..............................................................4

4. CLOSING.....................................................................4

5. REPRESENTATIONS AND WARRANTIES OF SELLERS...................................4
     5.1. RESERVED.............................................................4
     5.2. Representations and Warranties as to the Company.....................4
     5.3. Representations and Warranties as to the MMP and the FCC Licensee
          Entities......................4
          a. Organization and Good Standing....................................5
          b. Capitalization of MMP.............................................5
          c. Organization and Capitalization of the FCC License Entities.......5
          d. No Conflicts......................................................6
          e. Real Property.....................................................6
          f. Personal Property.................................................6
          g. Financial Statements..............................................6
          h. FCC...............................................................6
          i. Intellectual Property.............................................7
          j. Employee Benefit Plans............................................7
          k. Labor.............................................................8
          l. Insurance.........................................................8
          m. Material Contracts................................................8
          n. Compliance with Laws..............................................8
          o. Litigation........................................................9
          p. Consents..........................................................9
          r. Tax Matters.......................................................9
          s. Accounts Receivable..............................................11
          t. RESERVED.........................................................11
     5.4. RESERVED............................................................11

6. REPRESENTATIONS AND WARRANTIES OF PURCHASER................................11
     6.1. Organization and Good Standing......................................11
     6.2. Execution and Effect of Agreement...................................12
     6.3. No Conflicts........................................................12
     6.4. Consents............................................................12
     6.5. Litigation..........................................................12
     6.6. No Brokers..........................................................12
     6.7. Purchaser Qualifications............................................13

7. ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND WARRANTIES.............13
     7.1. Limitation; Survival................................................13

8. TAX MATTERS................................................................13
     8.1. RESERVED............................................................13
     8.2. Tax Returns.........................................................13
     8.3. Apportionment.......................................................14
     8.4. Cooperation in Tax Matters..........................................15
     8.5. Certain Taxes.......................................................15
     8.6. FIRPTA..............................................................15
     8.7. [Section 754 Election...............................................15
     8.8. Closing Date Actions................................................15

9. ADDITIONAL COVENANTS AND UNDERTAKINGS......................................16
     9.1.  Further Assurances and Assistance..................................16
     9.2.  Access to Information..............................................16
     9.3.  Conduct of Business Prior to Closing...............................16
     9.4.  H-S-R Act..........................................................19
     9.5.  FCC Application....................................................19
     9.6.  Books and Records..................................................20
     9.7.  RESERVED...........................................................20
     9.8.  RESERVED...........................................................20
     9.9.  Interpretation of Certain Provisions...............................20
     9.10. RESERVED...........................................................20
     9.11. RESERVED...........................................................20
     9.12. RESERVED...........................................................20
     9.13. RESERVED...........................................................20
     9.14. RESERVED...........................................................20

10. INDEMNIFICATION...........................................................21
    10.1. Indemnification of Purchaser by Sellers.............................21
    10.2. Indemnification of Sellers by Purchaser.............................21
    10.3. Limitations and Other Provisions Regarding Indemnification
          Obligations.........................................................22
    10.4. Notice of Claim Defense of Action...................................24
    10.5  Tax Contests........................................................25

11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE...............26
     11.1. Conditions Precedent to the Obligation of Purchaser................26

12. DELIVERIES AT THE CLOSING.................................................29
     12.1. Deliveries by Sellers..............................................29
     12.2. Deliveries by Purchaser............................................30

13. EXPENSES..................................................................30

14. TERMINATION...............................................................31
     14.1  Termination........................................................31
     14.2  Procedure and Effect of Termination................................31

15. NOTICES...................................................................32

16. SELLERS' AGENTS...........................................................34
     16.1. Sellers' Agents....................................................34

17. MISCELLANEOUS.............................................................35
     17.1.  Headings..........................................................35
     17.2.  Schedules and Exhibits............................................35
     17.3.  Execution in Counterparts.........................................35
     17.4.  Entire Agreement..................................................35
     17.5.  Governing Law.....................................................36
     17.6.  Modification......................................................36
     17.7.  Successors and Assigns............................................36
     17.8.  Waiver............................................................36
     17.9.  Severability......................................................36
     17.10. Announcements.....................................................37
     17.11. Specific Performance..............................................37

     17.12  Fees and Expenses.................................................37
     17.13  Third Party Beneficiaries.........................................37
     17.14  Interpretation....................................................37



                              ANNEX 1 - DEFINITIONS
                              ---------------------

                                ANNEX 2 - SELLERS
                                -----------------

EXHIBITS

A                                 -        MMP II Assignment and
                                           Assumption Agreement
B                                 -        Opinion of Counsel,
                                           Clark & Stant, P.A.
C                                 -        Opinion of Sellers' FCC Counsel
D                                 -        Opinion of Counsel,
                                           Thomas & Libowitz, P.A.

SCHEDULES

2.2                               -
5.1                               -        Encumbrances on Stock
5.2                               -        Organization of Companies
5.3                               -        Capitalization of Companies
5.4                               -        Conflicts
5.5                                        List of Real Property; Permitted
Exceptions
5.6                               -        Existing Liens and Security Interests
5.7                               -        Changes Since 1994
5.8                               -        FCC
5.9                               -        Exceptions to Intellectual Property
5.10                              -        Employee Benefits
5.11                              -        Employee Matters
5.12                              -        Insurance
5.13                              -        Material Contracts
5.14                              -        Compliance with Law
5.15                              -        Litigation
5.17                              -        Consents
5.18                              -        Environmental
5.19                              -        Taxes

6.3                               -
6.4                               -        Consents
6.5                               -
6.7                               -
9.3                               -        Transactions Prior to Closing
9.7                               -        Employees

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET  PURCHASE  AGREEMENT  (this  "Agreement"),  dated as of this
_____ day of January, 1998, is entered into by and among Sinclair Communications, Inc., a Maryland corporation ("Purchaser"), Max Television Company, a Virginia corporation ("Seller"), Max Media Properties LLC, a Virginia limited liability company ("MMP"), and Max Media Properties II LLC, a Virginia limited liability company ("MMP II").

                                    RECITALS:
                                    ---------

         WHEREAS, Seller owns 100% of the membership interests of MMP II (the "Assets"); and

         WHEREAS, Seller desires to sell, assign and transfer the Assets, and Purchaser desires to acquire the Assets, all on the terms described herein; and

         WHEREAS, on December 2, 1997, the Purchaser entered into a Stock Purchase Agreement (the "MRI Agreement") to acquire all of the issued and outstanding shares of Max Radio Inc. ("MRI"). MRI is the owner of 31% of the equity of MTR Holding Corp., a Virginia corporation ("MTR"), 3,069,000 Class A Membership Units (out of a total 11,631,431 Membership Units) of MMP, and a 2% limited partnership interest in Radio License L.P., a Virginia limited partnership ("RLLP"), the holder of the FCC Licenses of the Radio Stations (as defined below); and

         WHEREAS, on December 2, 1997, the Purchaser entered into a Stock Purchase Agreement (the "Investors Agreement") to acquire all of the issued and outstanding shares of Max Investors, Inc., a Virginia corporation ("Investors"). Investors is the owner of 3,133,897 Class C Membership Units (out of a total 11,631,431 Membership Units) of MMP; and

         WHEREAS, on December 2, 1997, the Purchaser entered into an Asset Purchase Agreement (the "Management Agreement") to acquire from Max Management LLC, a Virginia limited liability company ("Management"), 188,034 Class C Membership Units (out of a total of 11,631,431 Membership Units) of MMP; and

         WHEREAS, on December 2, 1997, the Purchaser entered into an Asset Purchase Agreement to acquire from Seller 5,140,500 Class B Membership Units (out of a total of 11,631,431 Membership Units) of MMP, 69% of the equity of MTR and a 2% limited partnership interest in the Television Licensees (as defined below); and

         WHEREAS, MTR is the owner of 100,000 Class C Membership Units (out of a total 11,631,431 Membership Units) of MMP; and

         WHEREAS, MMP is the owner of the operating assets (other than the FCC Licenses) and operator of television stations WSYT-TV in the Syracuse, New York market, WMMP-TV in the Charleston, South Carolina market, WKEF-TV in the Dayton, Ohio market, WEMT-TV in Greeneville, Tennessee, KBSI-TV in Cape Girardeau, Missouri and KETK-TV in the Tyler, Texas market (each a "Television Station" and collectively, the "Television Stations"); and

         WHEREAS, MMP is the owner of the operating assets (other than the FCC Licenses) and operator of radio stations WMQX-FM, in Winston-Salem, North Carolina ("WMQX"), WJMH-FM in Reidsville, North Carolina ("WJMH"), WQMG-AM in Greensboro, North Carolina ("WQMG-AM"), WQMG-FM in Greensboro, North Carolina ("WQMG"; together with WMQX, WJMH, WQMG-AM, the "Greensboro Stations"), WWDE-FM, in Hampton, Virginia ("WWDE"), WNVZ-FM, in Norfolk, Virginia ("WNVZ"), WPTE-FM, in Virginia Beach, Virginia ("WPTE"), and WFOG-FM, in Suffolk, Virginia ("WFOG"; together with WWDE, WNVZ and WPTE, the "Norfolk Stations") (each a "Radio Station" and collectively, the "Radio Stations"); and

         WHEREAS, MMP programs television station WDKA-TV, in Paducah, Kentucky, pursuant to a Time Brokerage Agreement with WDKA Acquisition Corp., television station WNYS-TV, in Syracuse, New York pursuant to a Time Brokerage Agreement with RKM Media, Inc. and television station KLSB-TV, in Nacogdoches, Texas pursuant to a Time Brokerage Agreement with KLSB Acquisition Corp. (the "LMA
Stations" and for purposes of this Agreement, the LMA Stations, the Radio Stations and the Television Stations shall be collectively referred to as the "Stations"); and

         WHEREAS, MMP owns a 98% general partnership interest in RLLP; and

         WHEREAS, MMP owns a 98% general partnership interest in each of Max Television of Dayton L.P. ("Dayton LP"), Max Television of Girardeau L.P., Max Television of Syracuse L.P., Max Television of Tri-Cities L.P. ("Tri-Cities LP"), Max Television of Charleston L.P. and Max Television of Tyler L.P. (each a "Television Licensee" and collectively, the "Television Licensees" and together with RLLP the "FCC Licensee Entities"), each of which holds the FCC License of a Television Station as indicated on Annex A hereto; and

         WHEREAS, Seller, MMP and MMP II, pursuant to the terms and conditions hereof, have agreed to file with the FCC an application to transfer (the "MMP II Transfers") all partnership interests MMP holds in Dayton LP (the licensee of WKEF-TV) and Tri-Cities LP (the licensee of WEMT-TV, collectively, "the MMP II Licensee Entities") to MMP II; and

         WHEREAS, in connection with the MMP II Transfers, MMP and MMP II have agreed to enter into a Distribution Agreement and an Assignment and Assumption Agreement; and

         WHEREAS, the parties desire that, after the MMP II Transfers, but before the Closing, MMP distribute to MTC all of the Assets, which Assets Purchaser shall acquire pursuant to the terms of this Agreement.

                                    SECTION 1

                                   DEFINITIONS
                                   -----------

         As used in this Agreement, capitalized terms shall have the meaning specified in the text hereof on Annex 1 hereto which are incorporated herein by reference, and which meaning shall be applicable to both the singular and plural forms of the terms defined.

                                    SECTION 2

                                 SALE OF ASSETS
                                 --------------

         2.1. SALE OF ASSETS. Upon and subject to the terms and conditions stated in this Agreement, on the Closing Date (as hereinafter defined), Seller hereby agrees to transfer, convey, assign and deliver to Purchaser, and Purchaser agrees to acquire, all of Seller's right, title and interest in the Assets, free and clear of any claims, liabilities, security interests, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever at the Closing (as defined below).

         2.2.     RESERVED

                                    SECTION 3

                                 PURCHASE PRICE
                                 --------------

         3.1.  PAYMENT.  At the Closing (as defined below), in consideration for
the  sale  of  the  Assets,   Purchaser  shall  pay  to  Seller  the  amount  of
$3,000,000.00 (the "Purchase Price").

                                    SECTION 4

                                     CLOSING
                                     -------

         The closing of the transaction contemplated by this Agreement (the "Closing"), subject to fulfillment or waiver of the conditions set forth in
Section 11 hereof, shall be held at the offices of Clark & Stant, P.C., One Columbus Center, Suite 900, Virginia Beach, Virginia 23462, at 10:00 A.M. local time (but shall be deemed to have occurred at the close of business on such day), on the later to occur of (a) five Business Days after, to the extent a filing is necessary under the H-S-R Act, all applicable waiting periods under the H-S-R Act shall have expired or terminated, or (b) five Business Days after the Final Order (the date of Closing being the "Closing Date"), unless (i) Purchaser elects to close upon receipt of Initial Grant, in which case Purchaser shall give Sellers reasonable notice of the Closing, or (ii) the parties shall mutually agree upon a different date or location; provided, however, that in no event shall the Closing be held before the Closings under the MMP Acquisition Documents. In no event shall Closing occur after the Termination Date.

                                    SECTION 5

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         5.1.     RESERVED

         5.2. REPRESENTATIONS AND WARRANTIES AS TO SELLER. The representations and warranties set forth in Section 5.2 of the MTC Agreement are incorporated by reference herein as if fully set forth.

         5.3. REPRESENTATIONS AND WARRANTIES AS TO MMP II AND MMP II LICENSEE ENTITIES.

         Seller and MMP, jointly and severally, hereby represent and warrant to Purchaser as to MMP II and the MMP II Licensee Entities as follows:

                  a. MMP II ORGANIZATION AND GOOD STANDING. MMP II is a limited liability company duly organized and validly existing under the laws of Virginia and has full power and authority to carry on its business. To the extent required by law, MMP II shall be, as of the Closing Date, qualified as a foreign limited liability company and shall be in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification. Seller owns 100% of the outstanding membership interests in MMP II.

                  b. CAPITALIZATION OF MMP II. MMP owns 100% of the membership units of MMP II. All membership units have been validly issued and are fully paid and non-assessable and held of record by MMP. Except as described on
Schedule 5.2b, (i) there are no other issued or outstanding equity securities of MMP II; (ii) there are no membership or value appreciation rights, phantom membership rights, profit participation rights or other similar rights with respect to membership units outstanding; and (iii) there are no other issued or outstanding membership units or securities of MMP II, convertible or exchangeable, at any time into equity securities of MMP II. MMP is not subject to any commitment or obligation that would require the issuance or sale of additional membership interests or membership units of MMP II at any time under options, subscriptions, warrants, rights or other obligations. Other than the MMP II Licensee Entities, MMP II has no other equity interests in any other corporation, partnership, limited liability company, joint venture or other entity.

                  c. ORGANIZATION AND CAPITALIZATION OF THE FCC LICENSE ENTITIES. Each MMP II Licensee Entity is a limited partnership duly organized and validly existing under the laws of the Commonwealth of Virginia and has full partnership power and authority to carry on its business as it is now being conducted and to own and use the assets owned and used by it. Each MMP II Licensee Entity is qualified as a foreign limited partnership under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect. Neither of the MMP II License Entities own any direct or indirect subsidiaries. MMP II, as of the date hereof, is the sole general partner and owns ninety-eight percent (98%) of the partnership interests of each of the MMP Licensee Entities. Seller, as of the date hereof, is the sole limited partner and owns two percent (2%) of the partnership interests of each of the MMP II Licensee Entities. All such partnership interests have been validly issued and are fully paid and nonassessable and are held of record by the respective partners as set forth above. There are no (i) other issued or outstanding equity securities of the MMP II Licensee Entities, (ii) partnership or value appreciation rights, phantom partnership rights, profit participation rights, or other similar rights with respect to partnership interests outstanding and (iii) other issued or outstanding partnership interests or other securities of either of the MMP II Licensee Entities convertible or exchangeable at any time into equity securities of such MMP II Licensee Entity. Neither MMP II Licensee Entity is subject to any commitment or obligation that would require the issuance or sale of additional partnership interests of either MMP II Licensee Entity at any time under options, subscriptions, warrants, rights or any other obligations. No MMP II Licensee Entity holds any equity interest in any corporation, partnership, limited liability company, joint venture or other entity.

                  d. NO CONFLICTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the articles of organization or operating agreement of MMP II or the limited partnership agreements of the MMP II Licensee Entities,
(ii) other than with respect to the matters for which waivers are sought in the FCC Application from the FCC, violate any provision of applicable material law, rule and regulation, which violation would prevent or interfere with Seller's ability to perform hereunder, or (iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any material agreement, indenture, mortgage or instrument to which either MMP II or either MMP II Licensee Entity is a party or to which any of their property is subject, or constitute a default thereunder.

                  e. REAL PROPERTY. Other than the License Assets, neither MMP II nor the MMP II Licensee Entities own or lease any real property.

                  f. PERSONAL PROPERTY. Other than the License Assets, neither MMP II nor either of the MMP Licensee Entities own nor lease personal property.

                  g. FINANCIAL STATEMENTS. Neither MMP II nor the MMP II Licensee Entities prepare or maintain Financial Statements.

                  h. FCC. MMP II and the MMP II Licensee  Entities have been and currently  are  operated  in  material  compliance  with  the  terms  of the FCC
Licenses, the Communications Act of 1934, as amended, and applicable rules, regulations and policies of the FCC ("FCC Rules and Regulations"). All FCC Licenses held by the MMP II Licensee Entities, a true and complete list of which is set forth on Schedule 5.3h to the MRI Agreement, and true and complete copies of each of which have been delivered to Purchaser, are valid and in full force and effect. Except as set forth on Schedule 5.3h to the MRI Agreement, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses and, to Seller's and MMP's Knowledge, there is not now before the FCC any investigation or complaint against MMP II or the MMP II Licensee Entities relating to the MMP II Stations, the unfavorable resolution of which would impair the qualifications of the MMP II Licensee Entities to hold any FCC Licenses. Except as set forth on Schedule 5.3h to the MRI Agreement, there is no proceeding pending before the FCC, and there is no outstanding notice of violation from the FCC with respect to the MMP II Stations. Except as set forth on Schedule 5.3h to the MRI Agreement, no order or notice of violation has been issued by any governmental entity which permits, revocation, adverse modification or termination of any FCC License. Except as set forth on Schedule 5.3h to the MRI Agreement and except for those conditions or restrictions appearing on the face of the FCC Licenses, or other licenses, none of the FCC Licenses or other licenses is subject to any restriction or condition which would limit the operation of the MMP II Stations as currently operated. The FCC Licenses listed in Schedule 5.3h to the MRI Agreement are currently in effect and are not subject to any liens, or other encumbrances. No license renewal applications are pending with respect to any of the FCC Licenses. As of the date hereof, Seller, MMP, MMP II and the MMP II Licensee Entities have no reason to believe that the FCC would not renew the FCC Licenses in the ordinary course for a full license term without any adverse conditions, upon the timely filing of appropriate applications and payment of the required filing fee. Other than the waivers requested in the FCC Application, as of the date hereof, Seller, MMP II, MMP and the MMP II Licensee Entities have no reason to believe that the FCC would not grant the FCC Application in the ordinary course without any adverse conditions. All documents required by 47 C.F.R. Section 73.3526 to be kept in each of the MMP II Station's public inspection files are in such file, and such file will be maintained in proper order and complete up to and through the Closing Date.

                  i. INTELLECTUAL PROPERTY. MMP II and the MMP II Licensee Entities do not own any Intellectual Property.

                  j. BENEFIT PLANS.  MMP II and the MMP II Licensee  Entities do
not and have not in the past maintained or contributed to Benefit Plans. Neither MMP II nor MMP II Licensee Entities, nor any ERISA Affiliate has sponsored, maintained, or had any liability (direct or indirect, actual or contingent) with respect to any Benefit Plan subject to Title IV or ERISA. Neither MMP II nor MMP II Licensee Entities, nor any ERISA Affiliate has ever made or been obligated to make, or reimbursed or been obligated to reimburse another employer for, contributions to any multiemployer plan (as defined in ERISA Section 3(37). MMP II and the MMP II Licensee Entities have no liability (whether actual,
contingent,   or  otherwise)  with  respect  to  any  Benefit  Plan  or  Benefit
Arrangement, and no facts exist that could reasonably be expected to result in such liability, as a result of termination, withdrawal, or funding waiver with respect to any such plan, program, or arrangement.

                  k. LABOR. Other than the FCC Employees, neither MMP II nor the MMP II Licensee Entities have employed or currently employ employees. With respect to employees of and service providers to MMP II and MMP II Licensee Entities:

                           (i) MMP II and MMP II Licensee  Entities have been in
compliance  in  all  material  respects  with  all  applicable  laws  respecting employment  and  employment  practices,  terms and  conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and have not and are not engaged in any unfair labor practice.

                           (ii) The  employees  of MMP II  and  MMP II  Licensee
Entities are not and have never been represented by any labor union, and no collective bargaining agreements are binding and in force against, or currently being negotiated by MMP II and MMP II Licensee Entities, and to MMP II and MMP II Licensee Entities' knowledge, no labor representation organization effort exists nor have there been any such activity within the past three years.

                           (iii) All Persons  classified  by MMP  II and  MMP II
Licensee Entities as independent contractors satisfy and have satisfied the requirement of law to be so classified, and MMP II and MMP II Licensee Entities have fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

                           (iv) There  is no  charge  or  compliance  proceeding
actually pending or threatened against MMP II and MMP II Licensee Entities before the Equal Employment Opportunity Commission or any state, local, or foreign agency responsible for the prevention of unlawful employment practices.

                  l. INSURANCE. Other than insurance policies covering the License Assets, neither MMP II nor the MMP II Licensee Entities maintain insurance policies.

                  m. MATERIAL CONTRACTS. There are no material contracts of MMP II or the MMP II Licensee Entities.

                  n. COMPLIANCE WITH LAWS. MMP II and the MMP II Licensee Entities are in material compliance with all material applicable Federal, state and local laws, rules and regulations, and there are no actions pending or, to Seller's Knowledge, threatened alleging noncompliance therewith.

                  o. LITIGATION. There is no suit, claim, action, proceeding or arbitration pending or, to Seller's Knowledge, threatened against MMP II or the MMP II Licensee Entities that seeks to enjoin or obtain damages in respect of MMP II's conduct of its

Business, or the transactions contemplated hereby. There is no outstanding citation, order, judgment, writ, injunction, or decree of any court, government, or governmental or administrative agency against or affecting the Business, MMP II or the MMP II Licensee Entities.

                  p. CONSENTS. Except (a) as set forth on Schedule 5.3p, (b) for filings pursuant to the H-S-R Act (to the extent required by law), or (c) the FCC Application, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of MMP II or the MMP II Licensee Entities is required in connection with the execution and delivery of this Agreement by Sellers or the consummation of any of the transactions contemplated hereby (including any consents required under any MMP II or MMP II Licensee Entities contract as a result of the change in control contemplated hereby).

                  q. RESERVED

                  r. TAX MATTERS.

                     (a) Except as set forth on Schedule 5.3r(a) to the MRI Agreement hereto:

                           (i) All Tax Returns  required to be filed by or  with
respect to MMP II and the MMP II Licensee Entities have been filed when due in a timely fashion, and all Tax Returns, if any, required to be filed by or with respect to MMP II and the MMP II Licensee Entities for Taxable Periods ending on or before December 31, 1997 will have been filed prior to the Closing Date, even if such Tax Returns are not yet due. All Tax Returns filed by or with respect to MMP II and the MMP II Licensee Entities, if any, are true, correct and complete in all material respects.

                           (ii) MMP II and each of the MMP II Licensee  Entities
has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, and MMP II and each of the MMP II Licensee Entities will have paid prior to the Closing Date all Taxes payable with respect to Taxable Periods ending on or before December 31, 1997, even if such Taxes are not yet due.

                           (iii) Neither MMP II nor the MMP II Licensee Entities
have any liability for any unpaid Taxes.

                           (iv) MMP II and each of the MMP II Licensee  Entities
has withheld and paid over to the proper governmental authorities all Taxes, if any, required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, if any, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

                           (v) No  Tax  Proceeding  is  currently  pending  with
respect to MMP II or either of the MMP II Licensee Entities. Neither MMP II nor either of the MMP II Licensee Entities have received notice from any Tax Authority that it intends to commence a Tax Proceeding.

                           (vi) No  waiver  or   extension  of  any  statute  of
limitations is currently in effect or has been requested with respect to the assessment, collection or payment of Taxes of MMP II or the MMP II Licensee Entities, or for which MMP II or the MMP II Licensee Entities are liable.

                           (vii) No extension  of the time within  which to file
any Tax Return of MMP II or either of the MMP II Licensee Entities is currently in effect.

                           (viii) No deficiency for  Taxes  has  been  proposed,
asserted or assessed against MMP II or either of the MMP II Licensee Entities.

                           (ix) There  are no liens on the  assets  of MMP II or
the MMP II Licensee Entities relating or attributable to Taxes (except liens for Taxes not yet due).

                           (x) Neither  MMP II nor either of the MMP II Licensee
Entities is or has ever been classified as an association or otherwise taxable as a corporation for United States federal income tax purposes.

                           (xi) Neither MMP II nor either of the MMP II Licensee
Entities has in effect an election under Section 754 of the Code.

                           (xii) Neither  MMP  II  nor  either  of  the  MMP  II
Licensee Entities has agreed to, nor is it required to, make any adjustments under Section 481(a) of the Code as a result of a change in accounting methods.

                           (xiii) Neither  MMP  II  nor  either  of  the  MMP II
Licensee Entities is or has at any time been a party to a tax sharing, tax indemnity or tax allocation agreement. Neither MMP II nor either of the MMP II Licensee Entities has assumed the Tax Liability of any other entity or person under contract.

                           (xiv) Neither  MMP  II  nor  either  of  the  MMP  II
Licensee

Entities has any liability for the Taxes of another entity or person as a transferee or successor, or otherwise.

                           (xv) Except for the MMP II Licensee Entities, neither
MMP II nor either of the MMP II Licensee Entities is or has at any time been a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income tax purposes.

                           (xvi)None of MMP II's  assets  and none of the assets
of the MMP II Licensee Entities are treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                     (b) To date, no Tax Returns have been filed by or with respect to MMP II or the MMP II Licensee Entities. There are no and have not been any examination reports, statements of deficiencies or closing agreements with respect to MMP II or the MMP II Licensee Entities relating to Taxes.

                     (c) Schedule 5.3r(c) to the MRI Agreement contains complete and accurate descriptions of material Tax elections made by or with respect to MMP II and the MMP II Licensee Entities.

                  s. ACCOUNTS RECEIVABLE. Neither MMP II nor the MMP II Licensee Entities have any accounts receivable.

                  t. RESERVED

              5.4 RESERVED


                                    SECTION 6

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

         Purchaser hereby represents and warrants to Seller, MMP and MMP II that:

         6.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. Purchaser has full corporate power and authority to carry on its business as it is now being conducted.

         6.2. EXECUTION AND EFFECT OF AGREEMENT. Purchaser has full corporate power and authority to enter into this Agreement. The consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or equity).

         6.3. NO CONFLICTS. Except as described on Schedule 6.3 to the MRI Agreement hereof, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any of the provisions of the articles of incorporation or by-laws of Purchaser, (ii) violate any provision of applicable law, rule or regulation, which violation would prevent or interfere with Purchaser's ability to perform hereunder, or
(iii) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by the terms of any judgment, court order or consent decree, or any agreement, indenture, mortgage or instrument to which Purchaser is a party or to which its property is subject, or constitute a default thereunder, except where such conflict, breach, right of termination, acceleration or default would not have a material adverse effect on the business or financial condition of Purchaser or prevent or materially interfere with Purchaser's ability to perform hereunder.

         6.4. CONSENTS. Except (i) as set forth on Schedule 6.4 to the MRI Agreement hereto, (ii) for filings pursuant to the H-S-R Act (to the extent required by law), or (iii) the FCC Application, no filing, consent, approval or authorization of any governmental authority or of any third party on the part of Purchaser is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of any of the transactions contemplated hereby.

         6.5. LITIGATION. Except as set forth on Schedule 6.5 to the MRI Agreement hereto, there is no suit, claim, action, proceeding or arbitration pending or, to Purchaser's Knowledge, threatened against Purchaser which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby.

         6.6. NO BROKERS. Neither Purchaser nor anyone acting on its behalf has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the purchase of the Stock and the transactions contemplated by this Agreement.

         6.7.  PURCHASER  QUALIFICATIONS.   Except  as  otherwise  disclosed  on
Schedule 6.7 to the MRI Agreement, Purchaser is legally and financially qualified to be the Licensee of, acquire and own and operate the MMP II Stations under the Communications Act and the rules, regulations and policies of the FCC. Purchaser knows of no fact that would, under existing law and the existing rules, regulations, policies and procedures of the FCC, (a) disqualify Purchaser as an assignee of the FCC Licenses or as the owner and operator of the MMP II Stations, or (b) cause the FCC to fail to approve in a timely fashion the application for the FCC Consent. Except as described on Schedule 6.7 to the MRI Agreement, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Purchaser, nor will processing pursuant to any exception or rule or general applicability be requested or required in connection with the consummation of the transactions contemplated by this Agreement Purchaser will have on hand at the Closing, adequate financial resources to consummate the transactions contemplated by this Agreement and the MMP Acquisition Documents.

                                    SECTION 7

               ADDITIONAL PROVISIONS REGARDING REPRESENTATIONS AND
                                   WARRANTIES
                                   ----------

         7.1. LIMITATION; SURVIVAL. The terms and conditions of Section 7 of the MTC Agreement are incorporated in this Section 7 as if fully set forth.

                                    SECTION 8

                                   TAX MATTERS
                                   -----------

         8.1.     RESERVED

         8.2.     TAX RETURNS.

                  (a) Seller shall prepare or cause to be prepared and file or cause to be filed, within the time (including extensions) and manner provided by law, all Tax Returns of MMP II and the MMP II Licensee Entities, if any, that are required to be filed on or before the Closing Date. In addition, Seller shall prepare or cause to be prepared and file or cause to be filed prior to the Closing Date all Tax Returns, if any, required to be filed for Taxable Periods of MMP II and the MMP II Licensee Entities for Taxable Periods ending on or before December 31, 1997, even if such Tax Returns are not yet due. Each of MMP II and the MMP II Licensee Entities shall pay or cause to be paid all Taxes shown as due on its Tax Returns. Purchaser shall have an opportunity to review and consent to the filing of all such Tax Returns, which consent shall not be unreasonably withheld or delayed.

                  (b) Purchaser shall prepare or cause to be prepared and file or cause to be filed, within the time and manner provided by law, all Tax Returns of MMP II and the MMP II Licensee Entities, if any, required to be filed
(i) for Taxable Periods ending on or before the Closing Date that are due after the Closing Date, except as described in Section 8.2(a), and (ii) for Taxable Periods beginning before and ending after the Closing Date ("Straddle Periods"). Purchaser shall pay or cause to be paid all Taxes shown as due on such Tax
Returns; provided that this sentence shall not in any way limit or affect Purchaser's rights to any indemnification to which it may be entitled under other provisions of this Agreement or under the MMP Acquisition Documents. Purchaser shall provide Seller a reasonable opportunity to review and consent to the filing of such Tax Returns, which consent shall not be unreasonably withheld or delayed. Purchaser shall not file amended Tax Returns with respect to Taxable Periods ending on or before the Closing Date or Straddle Periods without Seller's consent; provided, however, that Purchaser may file amended Tax Returns for such Taxable Periods without Seller's consent if (i) such amended Tax Returns are filed to correct errors or omissions in previously filed Tax Returns that either constitute or are related to a breach of any representation or warranty set forth in Sections 5.2 or 5.3r (determined without regard to the limitation on the survival of such representations and warranties set forth in
Section 7.1), or (ii) the filing of such amended Tax Return would not increase the Taxes of Seller or Taxes for which Seller has indemnification responsibility hereunder or under the MMP Acquisition Documents by more than $25,000.

                  (c)  All Tax  Returns  prepared  and  filed  pursuant  to this
Section 8.2 shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices of MMP II and the MMP II Licensee Entities (to the extent consistent with applicable law).

         8.3. APPORTIONMENT. The parties agree to cause MMP II and the MMP II Licensee Entities to file all Tax Returns for any Taxable Period that would otherwise be a Straddle Period on the basis that the relevant Taxable Period consists of two periods, one ending as of the close of business on the Closing Date and one beginning the day after the Closing Date, unless the relevant Tax Authority will not accept a Tax Return filed on that basis. For purposes of apportioning any Tax to the portion of any Straddle Period that ends on the Closing Date, the determination shall be made assuming that there was a closing of the books as of the close of business on the Closing Date and that the taxable years of MMP II and the MMP II Licensee Entities ended on that date, except that real, personal and intangible property Taxes shall be apportioned ratably on a daily basis between the portions of the Straddle Period in question.

         8.4. COOPERATION IN TAX MATTERS. Seller and Purchaser shall (a) cooperate fully, as reasonably requested, in connection with the preparation and filing of all Tax Returns prepared and filed pursuant to Section 8.2; (b) make available to the other, as reasonably requested, all information, records or documents with respect to Tax matters pertinent to MMP II and the MMP II Licensee Entities for all Taxable Periods ending on or before the Closing Date and Straddle Periods; and (c) preserve information, records or documents relating to Tax matters pertinent to MMP II and the MMP II Licensee Entities that is in their possession or under their control until the expiration of any applicable statute of limitations.

         8.5. CERTAIN TAXES. Seller shall timely pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising from or relating to the sale and transfer of the Assets, and Seller shall at its own expense file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees. If required by applicable law, Purchaser will join in the execution of any such Tax Returns and other documentation.

         8.6. FIRPTA. Seller shall deliver to Purchaser at the Closing a certificate or certificates in form and substance satisfactory to Purchaser, duly executed and acknowledged, certifying all facts necessary to exempt the transactions contemplated hereunder from withholding under Section 1445 of the Code.

         8.7. SECTION 754 ELECTION. Purchaser may at any time after the Closing Date, in its sole and absolute discretion, cause the MMP II Licensee Entities to make a Code Section 754 Election with respect to the Taxable Period in which the Closing occurs or later Taxable Periods.

         8.8. CLOSING DATE ACTIONS. Following the Closing, Purchaser shall not cause MMP II or the MMP II Licensee Entities to take any actions on the Closing Date other than in the ordinary course of their business, except (i) such actions as are expressly contemplated by this Agreement, and (ii) such actions as would not increase Taxes of Seller or Taxes for which Seller has indemification responsibility hereunder.

                                    SECTION 9

                      ADDITIONAL COVENANTS AND UNDERTAKINGS
                      -------------------------------------

         9.1. FURTHER ASSURANCES AND ASSISTANCE. Each of Purchaser, Seller and MMP II will (and MMP II shall cause the MMP II Licensee Entities to) execute and deliver to the other any and all documents, in addition to those expressly provided for herein, that may be necessary or appropriate to implement the provisions of this Agreement, whether before, at, or after the Closing. The parties agree to cooperate with each other to any extent reasonably required in order to accomplish fully the transactions herein contemplated.

         9.2. ACCESS TO INFORMATION. Seller and MMP II, from and after the date of this Agreement and until the Closing Date or termination pursuant to Section 14.1, shall give Purchaser and Purchaser's employees and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of Seller, MMP II, the MMP II Licensee Entities or otherwise relating to the Business, shall provide Purchaser with all financial statements of Seller, the MMP II Licensee Entities and MMP II, if any, prepared in the future, and shall provide copies of such information concerning Seller, MMP II, the MMP II Licensees and the Business as Purchaser may reasonably request. Seller will use its commercially reasonable efforts to obtain the consent of its auditors to permit inclusion of financial statements, if any, in applicable securities filings of Sinclair Broadcast Group, Inc. ("SBGI").

         9.3. CONDUCT OF BUSINESS PRIOR TO CLOSING. Except as contemplated by this Agreement or as consented to by Purchaser (which consent shall not unreasonably be withheld), from and after the date hereof, Seller and MMP II shall act and cause the MMP II Licensee Entities to act, as follows:

               (a) MMP II will not adopt or cause the MMP II Licensee Entities to adopt any change in any method of accounting or accounting practice, except as contemplated or required by GAAP;

               (b) Seller shall not change or amend its charter or by-laws and MMP II shall not change or amend the operating agreement or cause or allow any of the MMP II Licensee Entities to change or amend any limited partnership agreement;

               (c) Neither MMP II nor the MMP II Licensee Entities shall sell, mortgage, pledge or otherwise dispose of any assets or properties owned, leased or used in the operation of the Business other than in the ordinary course of business;

               (d) Neither Seller nor MMP II or the MMP II Licensee Entities will merge or consolidate with, agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

               (e) RESERVED;

               (f) Neither MMP II nor the MMP II Licensee Entities will authorize for issuance, issue or sell any additional shares of its capital stock, membership units, or partnership interests, as the case may be, or any securities or obligations convertible or exchangeable into shares of its capital stock, partnership interests or membership units or issue or grant any option, warrant or other right to purchase any shares of its capital stock, partnership, or membership units;

               (g) Neither MMP II nor the MMP II Licensee Entities will incur, or agree to incur, any debt for borrowed money;

               (h) Neither MMP II nor the MMP II Licensee Entities will change its historical practices concerning the payment of accounts payable;

               (i) Neither MMP II nor the MMP II Licensee Entities will declare, issue, or otherwise approve the payment of dividends or distributions of any kind in respect of its stock or membership units, as the case may be, or redeem, purchase or otherwise acquire any of its stock or membership units.

               (j) Seller and MMP II shall maintain the existing insurance coverages on the License Assets.

               (k) Seller and MMP II will not permit any increases in the compensation of any of the FCC Employees of Seller or MMP II except (i) as required by law, or (ii) in the ordinary course of business.

               (l) Other than the Time Brokerage Agreement, neither Seller nor MMP II nor the MMP II Licensee Entities shall enter into or renew any contract or commitment relating to the FCC Licenses or the MMP II Stations, or incur any obligation that will be binding on Purchaser after Closing.

               (m) Neither MMP II nor the MMP II Licensee Entities shall enter into any transactions with any Affiliate of Seller binding upon or affecting MMP II or the MMP II Licensee Entities.

               (n) Seller and MMP II shall use all commercially reasonable efforts to maintain the assets of MMP II or the MMP II Licensee Entities or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted.

               (o) Other than permitted or contemplated by the Time Brokerage Agreement, MMP II shall not make any expenditures except to maintain the FCC Licenses and the License Assets.

               (p) Neither Seller nor MMP II nor the MMP II Licensee Entities shall make or change any material Tax election, amend any Tax Return, or take or omit to take any other action (other than in the ordinary course of business and consistent with past practice) that would have the effect of increasing any Taxes of Purchaser or any of its Affiliates, or any Taxes of MMP II or the MMP II Licensee Entities for any Post-Closing Tax Period.

               (q) MMP II and the MMP II Licensee Entities shall not make distributions to its members or general or limited partners, respectively, other than of cash.

               (r) RESERVED

               (s) RESERVED

               (t) MMP II shall not acquire or enter into or renew any Local Marketing Agreement or Time Brokerage Agreement or similar agreement, or Network Affiliation Agreement, without the prior consent of Purchaser (which consent shall not be unreasonably withheld) other than as contemplated by this Agreement or the MMP Acquisition Documents.

               (u) MMP II shall not enter into or become subject to any employment, labor, union or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plans, or increase the compensation payable or to become payable to any FCC Employee except as required by law.

               (v) Neither Seller nor MMP II or the MMP II Licensee Entities shall take any action which may jeopardize the validity or enforceability of or rights under the FCC Licenses.

               (w) Neither Seller nor MMP II or the MMP II Licensee Entities shall breach of cause any other person to breach any provision of the Time Brokerage Agreement required as a condition of closing under the MMP Acquisition Documents and attached thereto as Exhibit D.

         9.4. H-S-R ACT. To the extent required by law, each of Purchaser and Seller shall, within ten Business Days following the date hereof, file duly completed and executed Pre-Merger Notification and Report Forms as required under the H-S-R Act and shall otherwise use their respective best efforts to comply promptly with any requests made by the Federal Trade Commission ("FTC") or the Department of Justice ("DOJ") pursuant to the H-S-R Act or the regulations promulgated thereunder. Seller shall cause MMP II, to the extent required by law, to join in or provide information in connection with such filing, including, but not limited to, any response to any request by the FTC or DOJ. All filing fees and other similar payments in connection with the H-S-R Act shall be split equally by Purchaser and the Seller.

         9.5.  FCC APPLICATION.

               (a) Each of Purchaser, MMP II and Seller shall, within two (2) Business Days following the date hereof, file with the FCC the FCC Application; provided that the parties shall cooperate with each other in the preparation of the FCC Application and shall in good faith and with due diligence take all reasonable steps necessary to expedite the processing of the FCC Application and to secure such consents or approvals as expeditiously as practicable; and provided further that MMP II shall and shall cause the MMP II Licensee Entities, to the extent deemed reasonably necessary by counsel to Purchaser to join in and provide information in connection with the FCC Application and comply with the immediately preceding provisions and 9.5(b) below. If the Closing shall not have occurred for any reason within the initial effective periods of the granting of FCC approval of the FCC Application, and no party shall have terminated this Agreement under Section 14, the parties shall jointly request and use their respective best efforts to obtain one or more extensions of the effective periods of such grants. No party shall knowingly take, or fail to take, any action the intent or reasonably anticipated consequence of which would be to cause the FCC not to grant approval of the FCC Application.

               (b) Seller and MMP II, as the case may be, shall publish (and cause the MMP II Licensee Entities to publish) the notices required by the FCC Rules and Regulations relative to the filing of the FCC Application. Copies of all applications, documents and papers filed after the date hereof and prior to the Closing, or filed after the Closing with respect to the transaction under this Agreement, by Purchaser, Seller, MMP II, or the MMP II Licensee Entities with the FCC shall be mailed to the other simultaneously with the filing of the same with the FCC. Each party shall bear its own costs and expenses

(including the fees and disbursements of its counsel) in connection with the preparation of the portion of the application to be prepared by it and in connection with the processing of that application. All filing and grant fees, if any, paid to the FCC, shall be split equally by Purchaser and the Seller. None of the information contained in any filing made by Purchaser or Seller with the FCC with respect to the transaction contemplated by this Agreement shall contain any untrue statement of a material fact.

              (c) RESERVED

         9.6. BOOKS AND RECORDS. Following the Closing, Purchaser shall permit Seller (a) to have reasonable access to the books and records of Purchaser and those retained or maintained by Seller relating to the operation of the Business prior to the Closing or after the Closing to the extent related to transactions or events occurring prior to the Closing, and (b) to have reasonable access to employees of Purchaser to obtain information relating to such matters. Purchaser shall maintain such books and records for a period of four (4) years following the Closing.

         9.7. RESERVED

         9.8. RESERVED

         9.9. INTERPRETATION OF CERTAIN PROVISIONS. Purchaser has not relied and is not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

         9.10.    RESERVED

         9.11.    RESERVED

         9.12.    RESERVED

         9.13.    RESERVED

         9.14.    RESERVED

                                   SECTION 10

                                 INDEMNIFICATION
                                 ---------------

         10.1. INDEMNIFICATION OF PURCHASER BY SELLER.

               (a) Subject to Section 10.3 of this Agreement, after the Closing Date, Seller shall indemnify and hold Purchaser harmless from and against any and all Losses, howsoever incurred, which arise out of or result from:

                     (i) any breach of any representation or warranty of Seller set forth in Sections 5.2 or 5.3 of this Agreement; provided, however, for purposes of this Section 10.1(a)(i), the representation set forth in Section 5.2c of the MTC Agreement (as incorporated by reference herein) will be deemed not to include the requirement of a Material Adverse Effect;

                     (ii) the material failure by Seller to perform any covenant of Seller contained herein;

                     (iii) breaches by Seller, MMP II or the MMP II Licensee Entities of other agreements and certificates specifically contemplated hereby;

                     (iv) any and all Taxes of Seller, MMP II and the MMP II Licensee Entities (including any liability of Seller, MMP II or the MMP II Licensee Entities for Taxes of any other entity or person) for any Pre-Closing Tax Period;

                     (v) RESERVED;

                     (vi) RESERVED;

                     (vii) RESERVED.

                (b) RESERVED.

         10.2. INDEMNIFICATION OF SELLER BY PURCHASER. Subject to Section 10.3 of this Agreement after the Closing, Purchaser shall indemnify and hold Seller harmless from and against any and all Losses, howsoever incurred, which arise out of or result from:

                (a) any breach by Purchaser of any representation or warranty of Purchaser set forth in Section 6 of this Agreement;

                (b) the material failure by Purchaser to perform any covenant of Purchaser contained herein; or

                (c) any and all Taxes of MMP II and the MMP II Licensee Entities (including any liability of MMP or the MMP II Licensee Entities for Taxes of any other persons) for any Post-Closing Tax Period except to the extent that such Taxes arise out of, result from or are attributable to a breach of any representation, warranty or covenant of Sellers set forth in this Agreement.

         10.3.  LIMITATIONS  AND  OTHER  PROVISIONS  REGARDING   INDEMNIFICATION
OBLIGATIONS.

         Seller's obligation to indemnify Purchaser pursuant to Section 10.1 shall be subject to all of the following limitations:

                (a) Notwithstanding anything contained in this Agreement or applicable law to the contrary, Purchaser agrees that the payment of any claim (whether such claim is framed in tort, contract, or otherwise) made by Purchaser for indemnification hereunder subsequent to the Closing Date, for whatever reason, shall be limited to, and shall only be made from, the Indemnification Amount in accordance with the Indemnification Escrow Agreement and, except for claims against the Indemnification Amount, Purchaser waives and releases, and shall have no recourse against, Seller as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein, or otherwise arising out of or in connection with the transactions contemplated hereby, or the operation or the business of MMP II or the MMP II Licensee Entities prior to the Closing, and such indemnification shall be the sole and exclusive remedy for Purchaser with respect to any such claim for indemnification after the Closing Date; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Purchaser may have for Sellers' fraud. The Indemnification Escrow shall be disbursed in accordance with the Indemnification Escrow Agreement.

                (b) Anything in this Agreement or any applicable law to the contrary notwithstanding, it is understood and agreed by Purchaser that, other than with respect to Seller (but not including any partner, director, officer, employee, agent or Affiliate Seller (including any shareholder, director, officer, employee, agent or Affiliate of the Seller)) as expressly provided for in Section 10.1, no partner, director, officer, employee, agent or Affiliate of Seller (including any shareholder, director, officer, employee, agent or Affiliate of Seller) shall have (i) any personal liability to Purchaser as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or thereby, or the operations or the business of MMP II or the MMP II Licensee Entities prior to the Closing, or (ii) any personal obligation to indemnify Purchaser for any of Purchaser's claims pursuant to Section 10.1 and Purchaser waives and releases and shall have no recourse against any of such parties described in this Section 10.3(b) as a result of the breach of any representation, warranty, covenant or agreement of Seller contained herein or otherwise arising out of or in connection with the transactions contemplated hereby or thereby or the operations or the business of MMP II or the MMP II Licensee Entities prior to the Closing; provided, however, that nothing herein shall be deemed to limit any rights or remedies that Purchaser may have for Seller's fraud.

                (c) Notwithstanding any other provision of this Agreement to the contrary, Seller shall not be liable to Purchaser in respect of any indemnification hereunder until the aggregate amount of Losses of Purchaser under this Agreement and the MMP Acquisition Documents exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Basket Amount"), and then only to the extent of the excess of Losses over the amount of One Hundred Twenty Five Thousand Dollars ($125,000.00); provided, that this paragraph shall not apply to indemnification pursuant to Section 10.1(a)(iv) and indemnification pursuant to
Section 10.1(a)(i) for breaches of the representations and warranties set forth in Section 5.3r of this Agreement and Section 5.2m of the MTC Agreement as incorporated by reference herein.

                (d) In determining the amount of any Tax or other Loss for which indemnification is provided under this Agreement, such Loss shall be (i) net of any insurance recovery made by the indemnified party, (ii) reduced to take into account any net Tax benefit realized by the indemnified party arising from the deductibility of such Tax or Loss, and (iii) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnification payments hereunder. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be reduced to reflect any net Tax benefit or increased to reflect any net Tax cost only after the indemnified party has actually realized such benefit or cost. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax benefit or net Tax cost to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is (x) reduced below the amount of Taxes that such indemnified party would have been required to pay but for the deductibility of such Tax or Losses, and (y) increased above the amount of Taxes that such indemnified party would have been required to pay but for the receipt of such indemnification payments. The amount of any reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to the indemnified party's liability for Taxes. Any indemnity payments under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination with respect to the indemnified party or any of its affiliates causes any such payment not to be treated as an adjustment to the Purchase Price.

                (e) No claim for indemnification for Losses shall be made after expiration of the applicable period set forth in Section 7.1 of the MTC Agreement as incorporated by reference herein; provided that if Closing hereunder takes place after expiration of all applicable periods referenced in
Section 7.1 of the MTC Agreement as incorporated by reference herein, no party hereunder shall have any right of indemnification.

                (f)   Anything   to  the   contrary   in   this   Section   10.3
notwithstanding, the terms, conditions and limitations set forth in this Section
10.3 do not apply to or limit Purchaser's rights under Section 14.2.

         10.4. NOTICE OF CLAIM; DEFENSE OF ACTION.

                (a) An indemnified party shall promptly give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, stating the nature and, if known, the amount of the Losses, and method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right to indemnification is claimed or arises; provided that the failure of any party to give notice promptly as required in this Section 10.4 shall not relieve any indemnifying party of its indemnification obligations except to the extent that such failure materially prejudices the rights of such indemnifying party. The indemnified party shall give continuing notice to the indemnifying party promptly thereafter of all developments coming to such indemnified part(ies)' attention materially affecting any matter relating to any indemnification claims.

                (b) Except as otherwise provided in Section 10.5, the obligations and liabilities of an indemnifying party under this Section 10 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 10, shall be governed by and contingent upon the following additional terms and conditions:

                     (i) With respect to third party claims, promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to Section 10.1 or 10.2 hereof, such indemnified party shall give prompt notice thereof to the indemnifying part(ies) and the indemnifying part(ies) shall be entitled to participate therein or, to the extent that it desires, assume the defense thereof with its own counsel.

                     (ii) If the indemnifying part(ies) elects to assume the defense of any such action or claim, the indemnifying part(ies) shall not be liable to the indemnified party for any fees of other counsel or any other expenses, in each case incurred by such indemnified party in connection with the defense thereof.

                     (iii) The indemnifying part(ies) shall be authorized, without consent of the indemnified party being required, to settle or compromise any such action or claim, provided that such settlement or compromise includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

                     (iv) Whether or not an indemnifying part(ies) elects to assume the defense of any action or claim, the indemnifying part(ies) shall not be liable for any compromise or settlement of any such action or claim effected without its consent, such consent not to be unreasonably withheld.

                     (v) The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement, including, without limitation, making available all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably requested by the other party.

         10.5     TAX CONTESTS.

                  (a) If any party receives written notice from any Taxing Authority of any Tax Proceeding with respect to any Tax for which the other party is obligated to provide indemnification under this Agreement, such party shall give prompt written notice thereof to the other party; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the indemnifying party.

                  (b) Seller shall have the right, at its own expense, to control and make all decisions with respect to any Tax Proceeding relating solely to Taxes of MMP II and the MMP II Licensee Entities for Taxable Periods ending on or before the Closing Date; provided, that Purchaser and counsel of its own choosing shall have the right, at Purchaser's own expense, to participate fully in all aspects of the prosecution or defense of such Tax Proceeding; and provided further that Seller shall not settle any such Tax Proceeding without the prior written consent of Purchaser if such settlements could increase the past, present or future Tax liability of Purchaser or any of its Affiliates, or any Tax Liability of MMP II or the MMP II Licensee Entities for any Post-Closing Tax Period by an amount greater than $25,000.

                  (c) Seller shall have the right, at its own expense, to jointly control and participate with Purchaser in all Tax Proceedings relating to Taxes of MMP II and the

MMP II Licensee Entities for a Straddle Period. If Seller exercises such right, neither party shall settle any such Tax Proceeding without the prior written consent of the other.

                  (d) If Seller does not exercise its right to assume control of or participate in any Tax Proceeding as provided under this Section 10.5, Purchaser may, without waiving any rights to indemnification hereunder, defend or settle the same in such manner as it may deem appropriate in its sole and absolute discretion.

                  (e)      RESERVED.

                  (f) In the event that the provisions of this Section 10.5 and the provisions of Section 10.4(b) conflict or otherwise each apply by the terms, this Section 10.5 shall exclusively govern all matters concerning Taxes.

                                   SECTION 11

           CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARTIES TO CLOSE
           -----------------------------------------------------------

         11.1. CONDITIONS PRECEDENT TO THE OBLIGATION OF PURCHASER. The obligation of Purchaser to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

                (a) Seller shall have complied in all material respects with its agreements and covenants contained herein and in the Time Brokerage Agreement to be performed at or prior to the Closing, and the representations and warranties of Seller contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Purchaser shall have received a certificate of one of Sellers' Agents, dated as of the Closing Date and signed by Sellers' Agent, certifying as to the fulfillment of the condition set forth in this Section 11.1(a) ("Sellers' Bring-Down Certificate").

                (b) No statute, rule or regulation, or order of any court or administrative agency shall be in effect which restrains or prohibits Purchaser from consummating the transactions contemplated hereby and no action or proceeding shall be pending wherein an unfavorable ruling would affect any right to own the Assets.

                (c) In the event the parties are required to file a Pre-merger Notification and Report Form under the H-S-R Act, all applicable waiting periods under the H-S-R Act shall have expired or been terminated.

                (d) The Final Order approving the applications for transfer of control of the FCC Licenses shall have been obtained. All the material conditions contained in the Final Order required to be satisfied on or prior to the Closing Date shall have been duly satisfied and performed. Notwithstanding the foregoing, other than conditions relating the broadcast industry generally, if the consent of the FCC is conditional or qualified in any manner that has a material adverse effect on Purchaser or requires Purchaser or any of its subsidiaries to divest any television or radio station owned, operated or programmed by Purchaser or any of its subsidiaries (other than those acquired pursuant to the MMP Acquisition Documents), Purchaser may, nevertheless, in its sole discretion, require the consummation of the transactions contemplated by this Agreement, but shall not be required to do so.

                (e) Seller shall have delivered to Purchaser at the Closing each document required by Section 12.1 hereof.

                (f) Since the date of this Agreement through the Closing Date, there shall not have been a material adverse effect with respect to the Assets.

                (g) The transfer of the FCC Licenses for Television Stations WKEF-TV in Dayton, Ohio and WEMT-TV in Greeneville, Tennessee to MMP II and the distribution of MMP II to Seller shall have occurred pursuant to the Assignment and Assumption Agreement and the Distribution Agreement substantially in the form attached to the MTC Agreement as Exhibit C, and MMP and MMP II shall have entered into one or more Time Brokerage Agreements generally in the form (subject to such revisions, additional and deletions as determined by counsel to MMP II and Purchaser prior to the Closing) attached to the MTC Agreement as Exhibit D.

                (h) The closings under the MMP Acquisition Documents shall have occurred or occur simultaneously with the Closing.

                (i) RESERVED

         11.2. CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER. The obligation of Seller to consummate the Closing is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions precedent:

                (a) Purchaser shall have complied in all material respects with its agreements and covenants contained herein to be performed at or prior to the Closing, and the representations and warranties of Purchaser contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except that representations and warranties that were made as of a specified date shall continue on the Closing Date to have been true as of the specified date, and Seller shall have received a certificate of Purchaser, dated as of the Closing Date and signed by an officer of Purchaser, certifying as to the fulfillment of the condition set forth in this Section 11.2(a) ("Purchaser's Bring-Down Certificate").

                (b) No statute, rule or regulation or order of any court or administrative agency shall be in effect which restrains or prohibits Seller from consummating the transactions contemplated hereby.

                (c) In the event the parties are required to file a Pre-merger Notification and Report Form under the H-S-R Act, all applicable waiting periods under the H-S-R Act shall have expired or been terminated.

                (d) The issuance by the FCC of a Final Order approving the applications for transfer of control of the FCC Licenses contemplated by this Agreement shall have occurred, and there shall have been duly satisfied and performed on or prior to the Closing Date all the material conditions contained in the Final Order required to be so satisfied; provided, however, Purchaser, in its sole discretion, may waive the necessity of a "Final Grant" by the FCC and close following an "Initial Grant".

                (e) Purchaser shall have delivered to Seller at the Closing the Purchase Price and each document required by Section 12.2 hereof.

                (f) The closings under the MMP Acquisition Documents shall have occurred or occur simultaneously with the Closing.

                                   SECTION 12

                            DELIVERIES AT THE CLOSING
                            -------------------------


         12.1. DELIVERIES BY SELLERS. At the Closing, Seller will deliver or cause to be delivered at the Closing to Purchaser:

                  (a)      Sellers' Bring-Down Certificate;

                  (b) a legal opinion of Clark & Stant, P.C., counsel to Seller and MMP II substantially in the form attached as Exhibit B to the MTC Agreement;

                  (c) a legal opinion of FCC counsel to the MMP II Licensee Entities in the form attached hereto as Exhibit C to the MTC Agreement;

                  (d) a bill of sale, assignment and other transfer documents, dated as of the Closing Date and executed by Seller transferring the Assets to Purchaser;

                  (e)      RESERVED;

                  (f) a certificate as to the existence and good standing of Seller issued by the Secretary of the State Corporation Commission of the Commonwealth of Virginia dated not more than five (5) Business Days before the Closing Date;

                  (g) a certificate as to the existence of MMP II issued by the Secretary of the State Corporation Commission of the Commonwealth of Virginia not more than five (5) Business Days before the Closing Date and certificates issued by the appropriate governmental authorities in each jurisdiction in which MMP II is qualified to do business and a certificate as to the existence for each of the MMP II Licensee Entities of the Secretary of the State Corporation Commission of the Commonwealth of Virginia dated not more than five (5) Business Days before the Closing Date;

                  (h)      receipt for Purchase Price;

                  (i)      RESERVED;

                  (j)      RESERVED;

                  (k)      RESERVED;

                  (l)      RESERVED;

                  (m)      RESERVED;

                  (n)      RESERVED;

                  (o)      RESERVED

                  (p)      RESERVED;

                  (q)      RESERVED;

                  (r)  such  other  documents  as  Purchaser  shall   reasonably
request.

         12.2. DELIVERIES BY PURCHASER. Purchaser will deliver or cause to be delivered at the Closing to Seller or MMP II, as the case may be:

                  (a) Purchaser's Bring-Down Certificate;

                  (b) a legal opinion of Thomas & Libowitz, P.A., counsel to Purchaser, substantially in the form attached as Exhibit D to the MTC Agreement hereto;

                  (c) the Purchase Price as required pursuant to Section 3.1 hereof;

                  (d) RESERVED;

                  (e) a certificate as to the existence and good standing of the Purchaser issued by the Maryland Department of Assessments and Taxation of the State of Maryland dated as of the Closing Date;

                  (f) RESERVED;

                  (g) such other documents as Seller shall reasonably request.

                                   SECTION 13

                                    EXPENSES
                                    --------

         Except as provided in Sections 9.4, 9.5 and 17.12, each party will pay its own fees, expenses, and disbursements and those of its counsel in connection with the subject matter of this Agreement (including the negotiations with respect hereto and the preparation of any documents) and all other costs and expenses incurred by it in the performance and compliance with all conditions and obligations to be performed by it pursuant to this Agreement or as contemplated hereby.

                                   SECTION 14

                                   TERMINATION
                                   -----------

         14.1 TERMINATION. This Agreement shall terminate upon a termination of any of the MMP Acquisition Documents. In addition, this Agreement may be terminated:

                  (a) At any time by mutual written consent of Purchaser and Seller;

                  (b) By either Purchaser or Seller, if the terminating party is not in default or breach in any material respect of its obligations under this Agreement, if the Closing hereunder has not taken place on or before December 31, 2000 (the "Termination Date");

                  (c) by Seller, if Seller's not in default or breach in any material respect of their obligations under this Agreement, if all of the conditions in Section 11.2 have not been satisfied or waived by the date scheduled for the Closing;

                  (d) by Purchaser, if Purchaser is not in default or breach in any material respect of its obligations under this Agreement, if all of the conditions set forth in Section 11.1 have not been satisfied or waived by the date scheduled for the Closing;

                  (e)      RESERVED

         14.2     PROCEDURE AND EFFECT OF TERMINATION.

                  (a) In the event of termination of this Agreement by either or both Purchaser and/or Seller pursuant to Section14.1 hereof, prompt written notice thereof shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto, but subject to and without limiting any other rights of the parties specified herein in the event a party is in default or breach in any material respect of its obligations under this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions relating to the transactions contemplated hereby as to which termination has occurred shall, to the extent practicable, be withdrawn from the agency or other Person to which such filing is made.

                  (b) If  this  Agreement  is  terminated  pursuant  to  Section
14.1(d),

Purchaser shall have the right to pursue all remedies available hereunder at law or in equity, including, without limitation, the right to seek specific performance and/or actual monetary damages, but excluding consequential and incidental damages. In recognition of the unique character of the property to be sold hereunder, and the damages which Purchaser will suffer in the event of a termination pursuant to the foregoing Sections of this Agreement, Seller hereby waives any defense that Purchaser has an adequate remedy at law for the breach of this Agreement by Seller.

                  (c) If this Agreement is terminated pursuant to Section 14.1(c) Seller shall have the right to pursue all remedies available hereunder at law or in equity, including, without limitation, the right to seek specific performance and/or actual monetary damages, but excluding consequential and incidental damages. In recognition of the unique character of the property to be sold hereunder, and the damages which Seller will suffer in the event of a termination pursuant to the foregoing Sections of this Agreement, Purchaser hereby waives any defense that Purchaser has an adequate remedy at law for the breach of this Agreement by Seller.

                  (d)      RESERVED

                  (e) Prior to the First Closing, a notice of termination made under any provision of Section 14.1 of this Agreement shall be deemed to be a notice of termination under the termination provisions of the MMP Acquisition Documents.

                  (f) In the event of a default by either party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party, to the extent it is the prevailing party, shall be entitled to reimbursement from the other party of its reasonable legal fees and expenses, whether incurred in arbitration, at trial, or on appeal.

                                   SECTION 15

                                     NOTICES
                                     -------

         All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed), or (b) sent by Federal Express or other reputable overnight delivery service (for next Business Day delivery), shipping prepaid, as follows:

To Purchaser:                       SINCLAIR COMMUNICATIONS, INC.
                                    2000 W. 41st Street
                                    Baltimore, Maryland  21211
                                    Attention:  David D. Smith
                                    Telecopy:  (410) 467-5043
                                    Telephone: (410) 662-1008

with copies                         Sinclair Communications, Inc.
(which shall not                    2000 W. 41st Street
constitute notice) to:              Baltimore, Maryland  21211
                                    Attention: General Counsel
                                    Telecopy: (410) 662-4707
                                    Telephone: (410) 662-1422

                                    and

                                    Thomas & Libowitz, P.A.
                                    Suite 1100
                                    100 Light Street
                                    Baltimore, Maryland  21202
                                    Attention:  Steven A. Thomas
                                    Telecopy:  (410) 752-2046
                                    Telephone: (410) 752-2468

To MMP:                             Anthony R. Ignaczak
                                    Quad C, Inc.
                                    230 East High Street
                                    Charlottesville, Virginia 22902
                                    Telecopy:  (804) 979-1145
                                    Telephone:  (804) 979-9227

                                    Allen B. Rider, III
                                    Colonade Capital, L.L.C.
                                    13th Floor
                                    901 East Byrd
                                    Richmond, Virginia 23219
                                    Telecopy:  (804) 782-6606
                                    Telephone:  (804) 782-3512

                                    Stephen W. Burke
                                    Clark & Stant, P.C.
                                    Suite 900
                                    One Columbus Center
                                    Virginia Beach, Virginia  23462
                                    Telecopy:   (757) 473-0395
                                    Telephone:  (757) 499-8800
                                    Telephone:  (757) 499-880

If to Seller and                    Max Television Company
MMP II:                             900 Laskin Road
                                    Virginia Beach, Virginia  23451
                                    Telecopy:   (757) 437-0034
                                    Telephone: (757) 437-9000

                                    Stephen W. Burke
                                    Clark & Stant, P.C.
                                    Suite 900
                                    One Columbus Center
                                    Virginia Beach, Virginia  23462
                                    Telecopy:   (757) 473-0395
                                    Telephone:  (757) 499-8800

or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

                                   SECTION 16

                                 SELLERS' AGENTS
                                 ---------------

         16.1. SELLERS' AGENTS. Seller hereby irrevocably appoints Allen B. Rider, III, Anthony R. Ignaczak, and Stephen W. Burke (herein called the "Sellers' Agents") as his, her or its agent and attorney-in-fact to take any action required or permitted to be taken by Seller under the terms of this Agreement, including, without limiting, the generality of the foregoing, the payment of expenses relating to the transactions contemplated by the Agreement, and the right to waive, modify or amend any of the terms of this Agreement in any respect, whether or not material, and agrees to be bound by any and all actions taken by the Sellers' Agents on his or its behalf. Any action to be taken by the Sellers' Agents shall be unanimous. In the event of the death, incapacity or liquidation of any of Sellers' Agents, such person or entity shall not be replaced, and the remaining Sellers' Agents shall continue in that capacity. Seller agrees to indemnify the Sellers' Agents from and against and in respect of any and all liabilities, damages, claims, costs, and expenses, including, but not limited to attorneys' fees, arising out of or due to any action by them as the Sellers' Agents and any and all actions, proceedings, demands, assessments, or judgments, costs, and expenses incidental thereto, except to the extent that the same result from bad faith or gross negligence on the part of the Sellers' Agents. Purchaser shall be entitled to rely exclusively upon any communications given by the Sellers' Agents on behalf of Seller, and shall not be liable for any action taken or not taken in reliance upon the Sellers' Agents. Purchaser shall be entitled to disregard any notices or communications given or made by Seller unless given or made through the Sellers' Agents.


                                   SECTION 17

                                  MISCELLANEOUS
                                  -------------

         17.1. HEADINGS. The headings contained in this Agreement (including, but not limited to, the titles of the Schedules and Exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular shall be read in the plural, and vice versa, and terms used in the masculine gender shall be read in the feminine or neuter gender when the context so requires.

         17.2. SCHEDULES AND EXHIBITS. All Annexes, Schedules and Exhibits attached to or referenced in this Agreement or incorporated by reference in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

         17.3. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         17.4. ENTIRE AGREEMENT. This Agreement, the MMP Acquisition Documents, and the FCC Licensee Transfer Agreement, the Annexes, Schedules and Exhibits and the documents to be delivered hereunder and thereunder constitute the entire understanding and agreement between the parties hereto concerning the subject matter hereof. All negotiations and writings between the parties hereto are merged into this Agreement, the MMP Acquisition Documents, the FCC Licensee Transfer Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein or to be delivered hereunder.

         17.5. GOVERNING LAW. This Agreement is to be delivered in and should be construed in accordance with and governed by the laws of the Commonwealth of Virginia without giving effect to conflict of laws principles.

         17.6. MODIFICATION. This Agreement cannot be modified or amended except in writing signed by each of the Seller, MMP, Purchaser and MMP II.

         17.7. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights and obligations hereunder shall be assigned, delegated, sold, transferred, sublicensed, or otherwise disposed of by operation of law or otherwise by Seller, MMP or MMP II, without the prior written consent of Purchaser. Purchaser may assign its rights and obligations hereunder to any Person without the prior written consent of any other party hereto so long as Purchaser is not relieved of its obligations hereunder. Purchaser shall promptly notify Seller of any assignment. In the event of such permitted assignment or other transfer, all of the rights, obligations, liabilities, and other terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the respective successors and assigns of the parties hereto, whether so expressed or not.

         17.8. WAIVER. Any waiver of any provision hereof (or in any related document or instrument) shall not be effective unless made expressly and in a writing executed in the name of the party sought to be charged. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect hereto shall continue in full force and effect.

         17.9. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provisions shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

         17.10. ANNOUNCEMENTS. From the date of this Agreement, all further public announcements relating to this Agreement or the transactions contemplated hereby will be made only as agreed upon jointly by the parties hereto, except that nothing herein shall prevent Seller or any Affiliate thereof or Purchaser from making any disclosure in connection with the transactions contemplated by this Agreement if required by applicable law or otherwise as a result of its, or its Affiliate's, being a public company, provided that prior notice of such disclosure is given to the other party hereto.

         17.11. SPECIFIC PERFORMANCE. Sellers acknowledges that Purchaser will have no adequate remedy at law if Seller fails to perform its obligation to consummate the sale of Stock contemplated under this Agreement. In such event, Purchaser shall have the right, in addition to any other rights or remedies it may have, to specific performance of this Agreement.

         17.12 FEES AND EXPENSES. Except as otherwise provided in this Agreement, each party shall pay their own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement and the exhibits, Schedules, and other documentation, including all fees and expenses of counsel, accountants, and each party shall be responsible for all fees and commissions payable to any finder, broker, adviser, or other similar Person retained by or on behalf of such party; provided, however, that all transfer taxes, recordation taxes, sales taxes, and document stamps in connection with the transactions contemplated by this Agreement shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller and all other filing fees (including all FCC and H-S-R Act filing fees), and other charges levied by any governmental entity in connection with the transactions contemplated by this Agreement shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller. Purchaser hereby waives compliance with the provisions of any applicable bulk transfer law.

         17.13 THIRD PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         17.14 INTERPRETATION. The parties hereto acknowledge and agree that the preparation and drafting of this Agreement and the Exhibits hereto are the result of the efforts of all parties to this Agreement and every covenant, term, and provision of this Agreement shall be construed according to its fair meaning and shall not be construed against any particular party as the drafter of such covenant, term, and/or provision. The parties agree that this Agreement is to be construed in a manner consistent with the terms of the MMP Acquisition Documents; provided, however, that in the event the terms and conditions of this Agreement vary or are inconsistent with the terms and conditions of the Time Brokerage Agreement as executed by the parties thereto and in effect, the terms and conditions of the Time Brokerage Agreement shall prevail over the terms and conditions of this Agreement.


                           [SIGNATURE PAGES TO FOLLOW
                    --REST OF PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                        MAX TELEVISION COMPANY,
                                        a Virginia corporation


                                        By
                                           -------------------------------------
                                                its
                                                    ----------------------------



                                        MAX MEDIA PROPERTIES LLC



                                        By
                                           -------------------------------------
                                                its
                                                    ----------------------------



                                        MAX MEDIA PROPERTIES II LLC,
                                        a Virginia limited liability company


                                        By
                                           -------------------------------------
                                                its
                                                    ----------------------------



                                        SINCLAIR COMMUNICATIONS, INC.,
                                        a Maryland corporation


                                        By
                                           -------------------------------------
                                                its
                                                    ----------------------------

                                     ANNEX 1

                                   DEFINITIONS

         As used in the attached Asset Purchase Agreement, the following terms shall have the corresponding meaning set forth below:

         "Affiliate" of, or a Person "Affiliated" with, a specified Person, means a Person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

         "Agreement" has the meaning set forth in the preamble.

         "Assets" has the meaning set forth in the Recitals.

         "Basket Amount" shall have the meaning set forth in Section 10.3(c).

         "Benefit Arrangement" shall mean any benefit arrangement, obligations, custom, or practice, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, other than any obligation, arrangement, custom or practice that is a Benefit Plan, including without limitation, employment agreements, severance agreements, executive compensation arrangements, including but not limited to stock options, restricted stock rights and performance unit awards, incentive programs or arrangements, sick leave, vacation pay, severance pay policies, plant closing benefits, salary continuation for disability, consulting, or other compensation arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, employee discounts, employee loans, employee banking privileges, any plans subject to Section 125 of the code, and any plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, agents.

         "Benefit Plan" shall have the meaning given in Section 3(3) of ERISA.

         "Business" means the business of owning the FCC Licenses.

         "Business Day" means any day on which banks in New York City are open for business.

         "Closing" has the meaning set forth in Section 4 of the Agreement.

         "Closing  Date Tax  Liabilities"  shall have the  meaning  set forth in
Section 2.2(b)(iv) of this Agreement.

         "Closing Date" has the meaning set forth in Section 4 of the Agreement.

         "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Company" refers to Seller in this  Agreement.

         "Company Interests" shall have the meaning set forth in Section 5.3t.

         "Consents" means the consents, permits, or approvals of government authorities and other third parties necessary to lawfully and validly transfer the Assets to Purchaser to maintain the validity and effectiveness (any default or violation of the terms thereof) of any Material Contract and any licenses (including, without limitation, the FCC Licenses) to be transferred to Purchaser, or otherwise to consummate the transactions contemplated by this Agreement.

         "Environment" means any surface or subsurface physical medium or natural resource, including air, land, soil (surface or subsurface), surface waters, ground waters, wetlands, stream and river sediments, rock and biota.

         "Environmental Laws" means any federal, state, or local law, legislation, rule, regulation, ordinance or code of the United States or any subdivision thereof relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

         "Environmental Liability" means any loss, liability, damage, cost or expense arising under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any Person that together with MMP II, as applicable, would be or was at any time treated as a single employer under
Section 414 of the Code or Section 4001 of ERISA and any general partnership of which the Company or MMP, as applicable, is or has been a general partner.

         "FCC" has the meaning set forth in the recitals to the Agreement.

         "FCC Application" means the applications requesting approval and consent of the FCC to (i) the transfer of the FCC Licenses pursuant to the MMP II Transfers, and (ii) the transfer of control or the FCC Licenses to Purchaser or its assignee for those Television Stations and Radio Stations not included in the MMP II Transfers.

         "FCC Employees" means those employees employed by Seller, MMP II and the MMP II Licensee Entities necessary for each of those entities to discharge its obligations under the Time Brokerage Agreement.

         "FCC Licenses" means those licenses, permits and authorizations issued by the FCC to the FCC Licensee Entities in connection with the business and operations of the Stations (together with any renewals, extensions, modifications or additions thereto between the date of this Agreement and the Closing Date.

         "FCC Rules and Regulations" has the meaning set forth in Section 5.3f of the Agreement.

         "Final Order" means action by the FCC as to which no further steps (including those of appeal or certiorari) can be taken in any action or proceeding to review, modify or set the determination aside, whether under
Section 402 or 405 of the Communications Act, or otherwise.

         "First Closing" means the closing under the MMP Acquisition Documents.

         "GAAP" means generally accepted accounting principles.

         "Hazardous Substances" means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances regulated or defined as or included in the definition of "hazardous substances, "hazardous materials," "hazardous constituents," "toxic substances," "pollutants, "pollutants," "contaminants" or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Laws.

         "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Initial Grant" means the date of the publication of the FCC "Public Notice" announcing the grant of the "Assignment Applications" for the FCC License to be transferred hereunder which contain no conditions materially adverse to Purchaser. The term "Public Notice" and "Assignment Applications" have the same meaning herein as are generally given the same under existing FCC rules, regulation and procedures.

         "Intellectual Property" means the patents, patent applications, trademark registrations and applications therefor, service mark registrations and applications therefor, copyright registrations and applications therefor and trade names that are (i) owned by the Company and (ii) material to the continued operation of the Business.

         "IRS" means the Internal Revenue Service.

         "Investors Agreement" has the meaning set forth in the Recitals.

         "Investors" has the meaning set forth in the Recitals.

         "Knowledge or knowledge" shall mean with respect to Seller, MMP, MMP II and the MMP II FCC Licensee Entities the actual knowledge (without any requirement of inquiry except as otherwise provided in the Agreement) of A. E. Loving, Jr., John A. Trinder, Charles A. McFadden, Larry Saunders, Dick Lamb, David J. Wilhelm and Jacquelyn D. Smullen, the managers and officers of MMP II, and the officers and directors of Seller.

         "LMA Stations" shall have the meaning set forth in the Recitals.

         "License Assets" means those assets maintained by MTC, MMP II and the MMP II Licensee Entities in order for those entities to comply with their obligations under the Time Brokerage Agreement.

         "Losses" means any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees and expenses) but exclusive of incidental or consequential damages.

         "MMP Acquisition Documents" shall mean collectively the MRI Agreement, the MTC Agreement, the Investors Agreement, and the Management Agreement.

         "MMP II Licensee Entities" shall have the meaning set forth in the Recitals.

         "MMP II FCC Applications" means the application requesting the approval and consent of the FCC to the transfer of control of Television Stations WKEF-TV and WEMT-TV from MMP to MTC.

         "MMP II Stations" means television broadcast stations WKEF-TV and WEMT-TV.

         "MMP Real Property" means all real property owned or leased by MMP.

         "MRI" shall have the meaning set forth in the Recitals.

         "MRI Agreement" shall have the meaning set forth in the Recitals.

         "MTC Agreement" shall have the meaning set forth in the Recitals.

         "MTR" has the meaning set forth in the Recitals.

         "Management Agreement" shall have the meaning set forth in the Recitals.

         "Material Adverse Effect" shall mean a material adverse effect on the business, or financial condition of MMP II or either of the MMP II Licensee Entities.

         "Material Contract" means all agreements to which MMP II is a party or by or to which it or its assets or properties are bound, except: (i) agreements for the cash sale of advertising time with a term of less than six months, (ii) agreements cancelable on no more than 90 days' notice without material penalty, or (iii) agreements which are otherwise immaterial to the Business and the MMP II Stations.

         "Permitted Encumbrances" shall mean liens for taxes not yet due and payable; landlord's liens; liens for property taxes not delinquent; statutory liens that were created in the ordinary course of business; restrictions or rights required to be granted to governmental authorities or otherwise imposed by governmental authorities under applicable law; zoning, building or similar restrictions relating to or effecting property, including leasehold interests; all liens of record as of the date of this Agreement, but only if such liens do not materially effect the ownership or use of the MMP Real Property or leasehold interests and real property owned by others and operating leases for personal property and leased interests in property leased to others; liens and encumbrances on the MMP Real Property, currently of record as of the date hereof, and other liens or encumbrances on the MMP Real Property, in any case that individually or in the aggregate do not materially effect the current use and enjoyment thereof in the operation of any Station.

         "Person" means a natural person, a governmental entity, agency or representative

(at any level of government), a corporation, partnership, joint venture or other entity or association, as the context requires.

         "Pre-Closing Tax Period" means any Taxable Period or portion thereof that ends on or before the Closing Date.

         "Post-Closing Tax Period" means any Taxable Period or portion thereof beginning after the Closing Date.

         "Purchase Price" has the meaning set forth in Section 3.1 of the Agreement.

         "Purchaser" has the meaning set forth in the preamble to the Agreement.

         "Purchaser's  Bring-Down  Certificate"  has the  meaning  set  forth in
Section 11.2(a) of the Agreement.

         "Purchaser's Knowledge" means the actual knowledge of the officers of Purchaser.

         "Qualified Plan" shall mean any MMP II Benefit Plan that meets, purports to meet, or is intended to meet the requirements of Section 401(a) of the Code.

         "RLLP" shall have the meaning set forth in the Recitals.

         "Radio Stations" shall have the meaning set forth in the Recitals.

         "Real Property" means any real property owned or leased by Seller.

         "Related Agreement" means any document delivered at the Closing and any contract which is to be entered into at the Closing or otherwise pursuant to this Agreement, including the Escrow Agreement.

         "Seller" has the meaning set forth in the preamble to the Agreement.

         "Sellers' Bring-Down Certificate" has the meaning set forth in Section 11.1(a) of this Agreement.

         "Stations" has the meaning set forth in the recitals to the Agreement.

         "Stock" has the meaning set forth in the recitals to the Agreement.

         "Straddle Period" shall have the meaning set forth in Section 8.2 of this

Agreement.

         "Tax" or "Taxes" means all taxes, including, but not limited to, income (whether net or gross), excise, property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers' compensation, social security, occupation, use, value added, franchise, license, severance, stamp, premium, windfall profits, environmental (including taxes under Code Sec. 59A), capital stock, withholding, disability, registration, alternative or add-on minimum, estimated or other tax of any kind whatsoever (whether disputed or not) imposed by any Tax Authority, including any related charges, fees, interest, penalties, additions to tax or other assessments.

         "Tax Authority" means any federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any taxing or tax regulatory authority.

         "Tax Liability" means any liability for a Tax.

         "Taxable Period" means any taxable year or any other period that is treated as a taxable year with respect to which any Tax may be imposed under any applicable statute, rule or regulation.

         "Tax  Proceeding"  means  any  audit,   examination,   claim  or  other
administrative or judicial proceeding relating to Taxes or Tax Returns.

         "Tax Returns" means all returns, reports, forms, estimates, information returns and statements (including any related or supporting information) filed or to be filed with any Tax Authority in connection with the determination, assessment, collection or administration of any Taxes.

         "Television Licensee" shall have the meaning set forth in the Recitals.

         "Television Stations" shall have the meaning set forth in the Recitals.

         "Termination Date" shall have the meaning set forth in Section 14.1(b).


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


         "Time Brokerage Agreement" means that agreement entered into by Purchaser, MMP II and the MMP II Licensee Entities at the First Closing.

         "Trade-out Agreements" shall mean all contracts and agreements (excluding program contracts) pursuant to which MMP has sold, traded or bartered commercial air time on the Stations in consideration for any property or services in lieu of or in addition to cash.



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